UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549
                                 --------------


                                    FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)          October 4, 2004
                                                          ----------------

                    PRIDE BUSINESS DEVELOPMENT HOLDINGS, INC.
               (Exact Name of Registrant as Specified in Charter)



         Nevada                       000-32517             91-1997729
 ---------------------------    ----------------------   -----------------
(State or Other Jurisdiction   (Commission File Number)    (IRS Employer
    of Incorporation)                                    Identification No.)


               15760 Ventura Boulevard
                      Suite 1020
                  Encino, California                     91436
        --------------------------------------          --------
       (Address of Principal Executive Offices)        (Zip Code)


Registrant's telephone number,
including area code                   (866) 868-0461
                                       -------------

     Medstretch, Inc., 175 Brighton Avenue, Toronto, Ontario, Canada M3H 4E3
     -----------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Section 3. Securities and Trading Markets

Item 3.02  Unregistered Sales of Equity Securities.

On September 14, 2004, the company completed the sale of 500,000 shares of common stock to three separate investors in a private placement pursuant to
Section 4(2) of the Securities Act of 1933. Each of the investors separately represented a number of things to the company, including their respective investment knowledge, sophistication and accredited investor status. The shares were sold for an aggregate purchase price of $300,000, or $0.60 per share. No agent or other person was used and no commission was paid in connection with the sale of the shares. The proceeds will be used for general working capital.

In connection with the sale of securities, the company granted registration rights to the investors. The company intends to file the registration statement within six months of the completion of the entire offering. The Offering remains open.

Section 5. Corporate Governance and Management

5.03 Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year.

On October 4, 2004, the company filed an amendment to change the name of the company from Medstretch, Inc., to Pride Business Development Holdings, Inc.

Section 9. Financial Statements and Exhibits

9.01 Financial Statements and Exhibits

      (c) Exhibits

Exhibit Number     Description
--------------     -----------
EX 3               Amendment to Articles of Incorporation(filed herewith)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  October 11, 2004                     PRIDE BUSINESS DEVELOPMENT
                                             HOLDINGS, INC.

                                            (Registrant)



                                            /s/ Ari L. Markow
                                            --------------
                                                Ari Markow
                                                President

                                  EXHIBIT INDEX


Exhibit Number     Description
--------------     -----------
EX 3               Amendment to Articles of Incorporation(filed herewith)

                                      -3-